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                  Delmarva Power & Light Company
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                       Atlantic Energy, Inc.
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Delmarva Power           Atlantic Energy
                         Energizing your future

"A merger that will create shareholder value through growth and increased strength in the competitive marketplace."

Delmarva logo                           Atlantic logo


New Slide

Delmarva Power - Atlantic Energy Merger

   - The right fit, the right time

   - Merger will achieve:

     -  Larger, stronger company
     -  More competitive rate structure
     -  Broader selection of services
     -  Larger customer base
     -  Access to larger markets

Delmarva logo                           Atlantic logo


New Slide

New Name Chosen

   Conectiv

"A company that is competitive, aggressive and connected to the needs of its customers, shareholders and the communities we serve."

Delmarva logo                           Atlantic logo


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Merger Benefits

   Near-term benefits

   - Dividends -

     Intent to continue to pay our shareholders an attractive dividend.

   - Cost Savings -

     Net savings estimated to be in excess of $500 Million over first 10 years.

Delmarva logo                           Atlantic logo


New Slide

Merger Benefits

   Long-term benefits:

   Creates significant growth opportunities and competitive advantages

   - Scale to compete
   - Broader regional platform for growth
   - Increased financial strength and agility to grow into new markets

Delmarva logo                           Atlantic logo


New Slide

Conectiv's Growth Strategy

   - Work to capture a larger share of region's competitive energy and related services market.

   - Expand relationships with existing 1 million customers and develop relationships with new customers in wider region.

Delmarva logo                           Atlantic logo


New Slide

Conectiv's Growth Strategy

   - Building a portfolio of products and services that offer:

     -  Value
     -  Convenience
     -  Excellent customer service & satisfaction

   - New services and businesses will include:

     -  HVAC installation, operation and service
     -  Thermal Energy Services
     -  Energy Management
     -  Electrical Contracting & Plumbing

Delmarva logo                           Atlantic logo


New Slide

Conectiv's Growth Strategy

   New competitive businesses already underway:

   - Delmarva's HVAC Services Subsidiary

     -  4 established regional businesses acquired

   - Atlantic Energy's - Atlantic Thermal Systems

     - District heating & cooling system under construction in Atlantic City

Delmarva logo                           Atlantic logo


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Merger Approval Status

   - Shareholder vote - January 30, 1997

   - FERC - filed in November 1996

   - State utility regulatory filings - February 1997

Delmarva logo                           Atlantic logo